EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of the 1st day of July, 2003, and is by and between Senesco, Inc., a New Jersey corporation with an office for purposes of this Agreement at 303 George Street, Suite 420, New Brunswick, New Jersey 08901 (hereinafter the "Company" or "Employer"), and Joel Brooks with an address at 12 Quince Place, North Brunswick, NJ 08902 (hereinafter the "Employee").

                              W I T N E S S E T H:

     WHEREAS:

              (a) Company wishes to retain the services of Employee to render services for and on its behalf in accordance with the following terms, conditions and provisions; and

              (b) Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms, conditions and provisions.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          1.  EMPLOYMENT.  Company hereby employs  Employee and Employee accepts
              -----------
such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

          2.  EMPLOYMENT  STATUS.  Employee  shall  at all  times  be  Company's
              -------------------
Employee subject to the terms and conditions of this Agreement.

          3.  TERM. Unless  earlier terminated pursuant to  terms and provisions
              -----
of this Agreement, this Agreement shall have a term (the "Term") of three (3) years following the date hereof. The Term shall automatically renew for successive one (1) year terms thereafter unless either party delivers written notice of termination to the other at least 120 days prior to the end of the initial three (3) year term or any succeeding one
(1)-year term.

          4.  POSITION.  During Employee's employment  hereunder, Employee shall
              ---------
serve as Chief Financial Officer of the Company. In such position, Employee shall have the customary powers, responsibilities and authorities of officers in such position of corporations of the size, type and nature of the Company including being generally responsible for the financial activities of Employer's business. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Employer (the "CEO") and shall report directly to the CEO and, at their sole discretion, the Board or Audit Committee of the Company and to no other person, entity or committee. Neither Employee's title nor any of his functions nor the manner in which he shall report shall be changed, diminished or adversely affected during the Term without his written consent. Employee shall be provided with an office, staff and other working facilities at the executive offices of the Company consistent with his positions and as required for the performance of his duties.

          5.  COMPENSATION.
              -------------

              (a) For the performance of all of Employee's services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

                   Base Salary. During  the Term, Company shall pay the Employee
                   ------------
an initial base annual salary of $122,000 (the "Base Salary") payable in bi-monthly installments, and such Base Salary shall not be decreased during the Term. Employee shall be entitled to such further

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

increases, if any, in his Base Salary as may be determined from time to time in the sole discretion of the Board. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary."

              (b) Employee shall be eligible to receive bonuses at such times and in such amounts as the Board shall determine in its sole and absolute discretion on the basis of the performance of the Employee.

              (c) Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Social Security, withholding and otherwise, and any other applicable amounts required by law or any taxing authority.

          6.  Employee  Benefits.
              -------------------

               (a) During the Term hereof and so long as Employee is not terminated for cause (as such term is defined herein), Employee shall receive and be provided health insurance, and during Employee's employment hereunder, such other employee benefits including, without limitation, fringe benefits, vacation, and life, health, accident and disability insurance, etc. on the same basis as provided under the Company plans.

               (b) Employee shall be entitled to receive four (4) weeks paid vacation per year. If such vacation time is not taken by Employee in the then current year, Employee at his option may accrue up to two weeks vacation for carryover into the next year.

              (c) Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time.

          7.  Termination.
              ------------

              (a)  For Cause by the Company.
                   -------------------------

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

          Employee's employment hereunder may be terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean:

                   (i) Employee's failure to substantially perform duties hereunder consistent with the terms hereof within twenty (20) business days following Employee's receipt of written notice of such failure (which notice shall have been authorized by the Board of Directors and shall set forth in reasonable detail the purported failure to perform and the specific steps to cure such failure, which shall be consistent with the terms hereof);

                   (ii) misappropriation of Company funds or willful misconduct which results in material damage to the Company;

                   (iii) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude; or

                   (iv) Employee's material breach of any of the material provisions of this Agreement, which breach Employee has failed to cure within twenty (20) business days after receipt of written notice by Employee of such breach or which breach Employee has failed to begin to attempt to cure during said twenty (20)-day period if the breach requires more than the twenty (20)-day period to cure. Any termination of Employee's employment pursuant to this Subsection 7(a) shall be made by delivery to Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at an actual meeting of the Board called and held for that purpose (after twenty
(20) days prior written notice to Employee and a reasonable opportunity for Employee to be heard before the Board prior to such vote) finding that in the good faith judgment of the Board, Employee was guilty of conduct set forth in any of clauses (i) through (iv) above and specifying the particulars thereof; and

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

                   (v) If Employee is terminated for cause, he shall be entitled to receive Employee's Base Salary from Company through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(a) shall be determined in accordance with the plans, policies and practices of the Company for most senior executives.

              (b)  Disability or Death.
                   --------------------

                   (i) Employee's employment hereunder shall terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will, as a result thereof, be unable) to perform his duties for a period of nine (9) consecutive months or for an aggregate of fifteen (15) months in any twenty-four (24) consecutive month period (such incapacity is hereinafter referred to as "Disability"). If Company terminates Employee's employment under the terms of this Agreement and Employee does not receive disability insurance payments under the terms hereof in an amount at least equal to the then effective Employee's Base Salary pursuant to a policy maintained and paid for by the Company, Company shall be responsible to continue to pay Employee's Base Salary during the then remaining Term to the extent required to bring the Employee's annual compensation (together with disability payments) up to the amount equal to the Employee's Base Salary immediately prior to the termination for Disability. The Employee shall also receive a pro rata bonus
                                                                  --- ----
payment with respect to the portion of the year lapsed prior to the termination based on the bonus paid to the Employee for the prior year. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the

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

Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of this Agreement.

                   (ii) Upon termination of Employee's employment hereunder during the Term as a result of death, Employee's estate or named beneficiary(ies) shall receive from the Company (x) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the third month following the month his death occurs and pro rata bonus payment with respect to that portion of the year lapsed prior to his death based on the bonus paid to the Employee for the prior year, and (y) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to this Agreement (or the Plans and Policies of the Company generally).

                    (iii) All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(b) shall be determined in accordance with the plans, policies and practices of the Company.

              (c)  Without Cause by the Company or For Good Reason.
                   ------------------------------------------------

                    (i) If Employee's employment is terminated by the Company without cause (other than by reason of Disability or death) or Employee resigns for Good Reason (as defined below), in either case prior to a Change of Control (as defined below), then Employee shall be entitled to a lump sum cash payment from the Company, payable within ten (10) days after such termination of employment, in an amount equal to one (1.0) times the Employee's Base Salary (as in effect as of the date of such termination) and the prior year's bonus. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(c)(i) shall be determined in accordance with the plans, policies and practices of the Company.

                    (ii) If there is a Change of Control within one (1) year of the termination of this Agreement without cause by the Company, Employee shall be entitled to receive the difference between those monies he actually received upon such termination and one (1.0) times Employee's base amount as defined in
Section 280G(b)(3) of the Internal Revenue code of 1986, as amended (the "Code") (the "Employee Base Amount").

                    (iii) Subject to Subsection 7(f), if Employee's employment is terminated by the Company without cause or by Employee for Good Reason during the Term and coincident with or following a Change of Control, Employee shall be entitled to a lump sum payment, payable within ten (10) days after such termination of employment, equal to the product of (x) 1.0 times (y) the Employee Base Amount.

                    (iv) For purposes of this Agreement "Good Reason" shall mean:

                         (a)  Any  material   breach  by  the  Company  of  this
                              Agreement; or

                         (b) The failure of the Board of Directors to elect the Employee as an officer of the Company with the position set forth in Section 4 hereof during the Term; or

                         (c) any action by the Company which results in a material diminution of the Employee's position set forth in Section 4 hereof or Employee's authority, duties or responsibilities, provided,  that,  the foregoing  events shall not be deemed to  constitute  Good
--------   ----
Reason unless Employee shall have notified the Board in writing of the occurrence of such event(s) and the Board shall have failed to have cured or remedied such event(s) within twenty (20) business days of its receipt of such written notice or which breach Employer has failed to begin to attempt to cure during said twenty (20)-day period if the breach is not curable during the twenty (20)-day period.

                         (d)  Termination  by Employee.  If Employee  terminates
                              ------------------------
                              his employment with the Company for any reason (other than for Good Reason) during the Term, Employee shall be entitled to the same payments he would have received if his employment had terminated by the Company for cause.

                         (e)  Change of Control. For purposes of this Agreement,
                              -----------------
                              "Change of Control" shall mean:

                              (i)   any   transaction or series  of transactions
(including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owners (as defined in Rule 13(d)(3) promulgated under the Exchange Act) of more than fifty percent (50%) of the total

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

aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis;

                              (ii)  during  any  period  of two  (2) consecutive
calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                              (iii) a   sale  of  assets  constituting  all   or
substantially all of the assets of the Company (determined on a consolidated basis). In the event of such Change of Control, the new entity shall be obligated to assume the terms and conditions of this Agreement.

                         (f)  Limitation on Certain Payments.
                              -------------------------------

                              (i)   In  the event  it is determined  pursuant to
clause (ii) below, that part or all of the consideration, compensation or benefits to be paid to Employee under this Agreement in connection with Employee's termination of employment following a Change of Control or under any other plan, arrangement or agreement in connection therewith, constitutes a "parachute payment" (or payments) under Section 280G(b)(2) of the Code, then, of the aggregate present value of such parachute payments (the "Parachute Amount") exceeds one (1.0) times the Employee Base Amount, the amounts constituting "parachute payments" which would otherwise be payable to or for the benefit of Employee shall be reduced to the extent necessary such that the Parachute Amount is equal to one (1.0) times the Employee Base Amount. Employee shall have the right to choose which amounts that would otherwise be due him but for the limitations described in this paragraph shall be subject to reduction. Notwithstanding the foregoing, if it is determined that stockholder approval of the payment of such compensation and benefits will reduce the applicability of Section 280G of the Code to such payment, promptly after request by Employee, Company will undertake reasonable efforts to hold such a meeting to obtain such approval or to solicit such approval by written consent, and to obtain such approval.

                              (ii)  Any determination that a payment constitutes
a parachute payment and any calculation described in this Subsection 7(f) ("determination") shall be made by the independent public accountants for the Company, and may, at Company's election, be made prior to termination of Employee's employment where Company determines that a Change in Control, as provided in this Section 7, is imminent. Such determination shall be furnished in writing no later than thirty (30) days following the date of the Change in Control by the accountants to Employee. If Employee does not agree with such determination from the accountants and within fifteen (15) days thereafter, accountants of Employee's choice must deliver to the Company their determination that in their judgment complies with the Code. If the two accountants cannot agree upon the amount to be paid to Employee pursuant to this Section 7 within ten (10) days of the delivery of the statement of Employee's accountants to the Company, the two accountants shall choose a third accountant who shall deliver their determination of the appropriate amount to be paid to Employee pursuant to this Subsection 7(f), which determination shall be final. If the final determination provides for the payment of a greater amount than that proposed by the accountants of the Company, then the Company shall pay all of Employee's costs incurred in contesting such determination and all other costs incurred by the Company with respect to such determination.

                              (iii) If the  final determination made pursuant to
clause (ii) of this Subsection 7(f) results in a reduction of the payments that would otherwise be paid to Employee except for the application of clause (i) of this Subsection 7(f), Employee may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of his election within ten (10) days of the final determination of the reduction in payments. If no such election is made by Employee within such ten (10)-day period, the Company may elect which and how much of any entitlement shall be eliminated or reduced and shall notify Employee promptly of such election. Within ten (10) days following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Employee such amounts as become due to Employee under this Agreement.

                              (iv)  As  a  result  of  the  uncertainty  in  the
application of Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under clause (i) of this Subsection 7(f) ("Overpayment") or that additional payments which are not made by the Company pursuant to clause
(i) of this Subsection 7(f) should have been made ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such


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

Underpayment shall be promptly paid by the Company to or for the benefit of Employee, together with interest at the applicable Federal rate provided for in
Section  7872(f)(2) of the Code.

                              (v)   This  Subsection 7(f)  is intended to ensure
that any payments made to the Employee shall comply with Section 280G of the Code, and shall not have the effect of increasing the payments otherwise due to
the  Employee  under  this   Agreement.

          8.  NON-DISCLOSURE OF INFORMATION.
              ------------------------------

              (a) Employee acknowledges that by virtue of his position he will be privy to the Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of the Company (hereinafter collectively "Confidential Information"). Accordingly, Employee shall not, during the Term and for a period of five (5) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the Term and for a period of five (5) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

              (b) Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this Section 8, Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other rights and remedies, at law or in equity, available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

              (c) Notwithstanding anything contained in this Section 8 to the contrary, "Confidential Information" shall not include (i) information in the public domain as of the date hereof, (ii) information which enters the public domain hereafter through no fault of the Employee, (iii) information known to the Employee prior to his employment with the Company, or (iv) information created, discovered or developed by the Employee independent of his association with the Company. Nothing contained in this Section 8 shall be deemed to preclude the proper use by the Employee of Confidential Information in the exercise of his duties hereunder or the disclosure of Confidential Information required by law.

          9.  RESTRICTIVE COVENANT.
              ---------------------

              (a) During the term hereof and for a period of one (1) year after the termination of this Agreement, Employee covenants and agrees that he shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business which competes with the business conducted by Company at the time of the termination or expiration of this Agreement. Notwithstanding the foregoing, (i) nothing in this Section 9 shall prohibit Employee from owning up to five percent (5%) of the outstanding voting capital stock of any corporation or other entity listed on Nasdaq

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

or traded on any national securities exchange, and (ii) in the event of a termination by the Company without cause or a termination by the Employee for Good Reason, such restriction shall apply only if the Company has paid to the Employee all amounts required and is otherwise in compliance with Section 7 hereof.

              (b) Employee acknowledges that the restrictions contained in this Section 9 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Section 9 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Section 9 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

          10. BREACH  OR  THREATENED  BREACH  OF  COVENANTS.  In  the  event  of
              ----------------------------------------------
Employee's actual or threatened breach of his obligations under either Sections 8 or 9, or both, of this Agreement, or Company's breach or threatened breach of its obligations under this Agreement, in addition to any other remedies either party may have, such party shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company or Employee, as the case may be, from pursuing and obtaining any other available remedies which Company or Employee, as the case may be, may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

          11. DISCLOSURE OF INNOVATIONS.  The Employee hereby agrees to disclose
              --------------------------
in writing to the Company all inventions, improvements and other innovations of any kind that the Employee makes, conceives, develops or reduces to practice, alone or jointly with others, during the Term, to the extent they are related to the Employee's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques.

          12. ASSIGNMENT OF OWNERSHIP OF INNOVATIONS. The Employee hereby agrees
              ---------------------------------------
that all Innovations will be the sole and exclusive property of the Company and the Employee hereby assigns all of his rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company to the extent they are related to the Employee's work for the Company. At the Company's request and expense, during and after the Term, the Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to his reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. The Employee hereby appoints the CEO as his attorney-in-fact to execute documents on his behalf for this purpose.

          13. REPRESENTATIONS  AND  WARRANTIES  BY  EMPLOYEE.  Employee   hereby
              -----------------------------------------------
warrants and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him (a) from being an employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and (c) from competing with any other persons, companies, businesses or entities engaged in the business of Company.

          14. NOTICES.  Any notice required,  permitted or  desired  to be given
              --------
under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or an authorized member of Company, (b) sent by overnight delivery or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. In all instances of notices to be given to Company, a copy by like means shall be delivered to Company's counsel care of Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540, Attention: Emilio Ragosa, Esq. In all instances of notices to be given to Employee, a copy by like means shall be delivered to Employee's counsel at the address supplied by the Employee. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is mailed, if transmitted by the United States Post Office.

          15. ASSIGNMENT. Employee acknowledges that his services are unique and
              -----------
personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign its rights and benefits under the terms of this Agreement.

          16. WAIVER OF BREACH. Any  waiver of a  breach of  a provision of this
              -----------------
Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

          17. ENTIRE  AGREEMENT.  This Agreement  contains the entire  agreement
              ------------------
of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

          18. GOVERNING  LAW. This Agreement  shall be  construed in  accordance
              ---------------
with  and  governed  by the  internal  laws  of the  State  of New  Jersey.

          19. SEVERABILITY.  The   invalidity  or   non-enforceability   of  any
              -------------
provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

          20. CAPTIONS. Captions in this Agreement are inserted only as a matter
              ---------
of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

          21. GRAMMATICAL USAGE.  In construing or interpreting  this Agreement,
              ------------------
masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

          22. CAPACITY.  Employee has read and is familiar with all of the terms
              ---------
and conditions of this Agreement and has the capacity to understand such terms and conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof.

          23. COUNTERPARTS.  This  Agreement  may be  executed  in  two  or more
              -------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first herein above written.

                                         SENESCO TECHNOLOGIES, INC.



                                         By:/s/ Bruce C. Galton
                                            ------------------------------------
                                            Bruce C. Galton, President and Chief
                                            Executive Officer


                                         EMPLOYEE


                                         /s/ Joel Brooks
                                         ------------------------------------
                                         Joel Brooks